Exhibit 4.4

ENBRIDGE INC.,

SPECTRA ENERGY PARTNERS, LP,

as Guarantor

ENBRIDGE ENERGY PARTNERS, L.P.,

as Guarantor

Eighth Supplemental

Indenture

Dated as of June 28, 2021

(Supplemental to Indenture Dated as of February 25, 2005)

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

EIGHTH SUPPLEMENTAL INDENTURE, dated as of June 28, 2021 (the “Eighth Supplemental Indenture”), between ENBRIDGE INC., a corporation duly organized and existing under the Companies Ordinance of the Northwest Territories and continued and existing under the Canada Business Corporations Act (herein called the “Company”), SPECTRA ENERGY PARTNERS, LP, a Delaware limited partnership, as Guarantor (herein called “SEP”), ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as Guarantor (herein called “EEP” and, together with “SEP”, the “Guarantors”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called “Trustee”);

R E C I T A L S:

WHEREAS, the Company has heretofore executed and delivered to DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, an Indenture, dated as of February 25, 2005, as amended and supplemented by the First Supplemental, dated as of March 1, 2012 and the Sixth Supplemental Indenture, dated as of May 13, 2019 (the “Sixth Supplemental Indenture”) (as the same may be further amended or supplemented from time to time, including by this Eighth Supplemental Indenture, the “Indenture”);

WHEREAS, Section 901(5) of the Indenture permits the Company and the Trustee to enter into an indenture supplemental to the Indenture to add to, change or eliminate any of the provisions in the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

WHEREAS, the Company, the Guarantors and the Trustee wish to amend the Indenture, for purposes of each series of Securities created subsequent to the date of this Eighth Supplemental Indenture, to provide for the execution and authentication of Securities in electronic format and the appointment of Enbridge (U.S.) Inc. as the Company’s authorized agent upon whom process may be served;

WHEREAS, the changes contemplated in this Eighth Supplemental Indenture comply with the requirements of Section 901(5) of the Indenture;

WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid agreement according to its terms have been done;

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

The Company and the Guarantors covenant and agree with the Trustee as follows:

ARTICLE One

PROVISIONS OF GENERAL APPLICATION

Section 1.1      Relation to Indenture as Originally Executed

This Eighth Supplemental Indenture constitutes a part of the Indenture in respect of Securities issued on or after the date hereof, including additional Securities issued under an existing series, but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any other Securities, including any existing Securities issued under an existing series.

Section 1.2      Modification of the Indenture

(a)	Section 101 of the Indenture is hereby amended to (i) delete the period at the end of clause (6), (ii) move the word “and” at the end of clause (5) to the end of clause (6) and (iii) insert the following clause (7):

All references to “execution”, “signed”, “signature”, “attestation” or “authentication” and words of like import shall be deemed to include signatures that are made or transmitted by images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation DocuSign and AdobeSign or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee).

(b)	Section 112(b) of the Indenture is hereby amended to delete and replace the second full paragraph with the following paragraph:

As long as any of the Securities remain outstanding, the Company will at all times have an authorized agent in the United States upon whom process may be served in any legal action or proceeding arising out of or relating to the Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints Enbridge (U.S.) Inc. as its agent for such purpose, and covenants and agrees that service of process in any such legal action or proceeding may be made upon it at the office of such agent at 5400 Westheimer Court, Houston, Texas 77056 (or at such other address in the United States, as the Company may designate by written notice to the Trustee); provided that the Company may replace Enbridge (U.S.) Inc. with any other agent located in the United States pursuant to an Officers’ Certificate or an indenture supplemental hereto; provided further that nothing in this Section 112(b) shall affect the appointment of any agent of service of process with respect to any Securities issued prior to the date of the Eighth Supplemental Indenture.

(c)	Section 202 of the Indenture is hereby amended to delete and replace the second to last full paragraph with the following paragraph:

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or electronic signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

(d)	Section 303 of the Indenture is hereby amended to:

(i)	delete and replace the first and second full paragraphs with the following paragraphs:

The Securities shall be executed on behalf of the Company by any two of its officers having the title of President & Chief Executive Officer, Vice President (including any Executive, Group or other Vice President) or Corporate Secretary. The signature of any of these officers on the Securities may be manual, facsimile or electronic.

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Securities bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(ii)	delete and replace the last full paragraph with the following paragraph:

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

(e)	Section 1409 of the Indenture is hereby amended to delete and replace the second and third full paragraphs with the following paragraphs:

The Guarantees shall be executed on behalf of each respective Guarantor by any authorized person of the Guarantor. The signature of any such authorized person on the Guarantee may be manual, facsimile or electronic.

A Guarantee bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper authorized persons of a Guarantor shall bind such Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Guarantee is endorsed or did not hold such offices at the date of such Guarantee.

(f)	Exhibit A to the Indenture, as originally set forth in the Sixth Supplemental Indenture, is hereby amended to delete (i) the signature block of Enbridge Inc. and (ii) each of the attestation signature blocks contained on the last page thereto.

ARTICLE Two

MISCELLANEOUS

Section 2.1      Relationship to Indenture

The Eighth Supplemental Indenture is a supplemental indenture within the meaning of the Indenture. The Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects ratified, confirmed and approved and, as supplemented and amended by this Eighth Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

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Section 2.2      Modification of the Indenture

Except as expressly modified by this Eighth Supplemental Indenture, the provisions of the Indenture shall continue to apply to each Security issued thereunder.

Section 2.3      Governing Law

This instrument shall be governed by and construed in accordance with the law of the State of New York.

Section 2.4      Counterparts

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 2.5      Trustee Makes No Representation

The recitals contained herein are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Eighth Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed all as of the day and year first above written.

ENBRIDGE INC.

By:	/s/ Maximilian G. Chan
	Name:	Maximilian G. Chan
	Title:	Vice President, Treasury & Enterprise Risk

By:	/s/ Karen K.L. Uehara
	Name:	Karen K.L. Uehara
	Title:	Vice President & Corporate Secretary

SPECTRA ENERGY PARTNERS, LP,
By Spectra Energy Partners (DE) GP, LP, its General Partner,
By Spectra Energy Partners GP, LLC, its General Partner

By:	s/ Kelly Gray
	Name:	Kelly Gray
	Title:	Corporate Secretary

ENBRIDGE ENERGY PARTNERS, L.P.,
By Enbridge Energy Company, Inc., its General Partner

By:	/s/ Kelly Gray
	Name:	Kelly Gray
	Title:	Corporate Secretary

[Signature Page to Eighth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	/s/ Michael Russell
	Name:	Michael Russell
	Title:	Associate

By:	/s/ Luke Russell
	Name:	Luke Russell
	Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]